EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-11129, 333-42279, 333-71623, 333-38570, 33-92438, and 333-58572 on Form S-8 of our report dated March 31, 2005, relating to the consolidated financial statements of Captaris, Inc. as of December 31, 2004, and for each of the two years in the period ended December 31, 2004, appearing in this Annual Report on Form 10-K of Captaris, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 8, 2006